Exhibit 99.1

                                CERTIFICATION OF
                   CHIEF EXECUTIVE OFFICER OF CYTOMEDIX, INC.
                          PURSUANT TO 18 U.S.C. ss.1350

      Pursuant to 18 U.S.C. ss.1350 and in connection with the annual report of Cytomedix, Inc. (the "Company") for the year ended December 31, 2002, I, Kent T. Smith, Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

      1. The Company's 10-KSB for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Company's 10-KSB for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/ Kent T. Smith
--------------------------------------
Kent T. Smith, Chief Executive Officer

Date: March 31, 2003

A signed original of this written statement has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.